Exhibit 21.1
Subsidiaries/Partnerships of Fair Isaac Corporation

Name of Company	Jurisdiction of Incorporation/Organization

Data Research Technologies, Inc. (1)	Minnesota

Fair Isaac Credit Services, Inc. (1)	Delaware

Fair Isaac Network, Inc. (1)	Delaware

HNC Software LLC (1)	Delaware

myFICO Consumer Services Inc. (1)	Delaware

Dash Optimization, Inc. (1)	New Jersey

London Bridge Group of North America, Inc. (1)	Delaware

Fair Isaac Software, Inc. (2)	Delaware

Fair Isaac International Corporation (1)	California

Subsidiaries/Partnerships of Fair Isaac International Corporation

Fair Isaac Asia Pacific Corp. (3)	Delaware

Fair Isaac Brazil, LLC (3)	Delaware

Fair, Isaac do Brasil Ltda. (4)	Brazil

Fair Isaac Europe Limited (3)	England & Wales

Fair Isaac SA Limited (3)	England & Wales

Fair Isaac Hong Kong Limited (3)	Hong Kong

Fair Isaac India Software Private Limited (5)	India

Fair Isaac Sales and Services (India) Private Limited (6)	India

Fair Isaac IP Associates (6)	Bermuda Partnership

Fair Isaac International Canada Corporation (3)	California

Fair, Isaac International Mexico Corporation (3)	California

Fair Isaac Asia Holdings, Inc.(3)	Minnesota

Fair Isaac Information Technology (Beijing) Co. Ltd.(7)	China

Fair Isaac International UK Corporation (3)	California

Fair Isaac UK Holdings, Inc.(8)	Delaware

Fair Isaac UK Group Limited (9)	England & Wales

Name of Company	Jurisdiction of Incorporation/Organization

Dash Optimization Limited (10)	England & Wales

Dash Optimization Co., Ltd. (11)	Japan

London Bridge Software Holdings Limited (10)	England & Wales

Fair Isaac (ASPAC) Pte. Ltd.(12)	Singapore

Fair Isaac International Limited (12)	England & Wales

Fair Isaac Services Limited (12)	England & Wales

London Bridge Software (SA) Limited (12)	England & Wales
Footnotes:

(1)	100% owned by Fair Isaac Corporation

(2)	100% owned by London Bridge Group of North America, Inc.

(3)	100% owned by Fair Isaac International Corporation

(4)	99% owned by Fair Isaac International Corporation and 1% owned by Fair Isaac Brazil, LLC

(5)	99.99% owned by Fair Isaac International Corporation and .01% owned by Fair Isaac Corporation

(6)	90% owned by Fair Isaac International Corporation and 10% owned by Fair Isaac Corporation

(7)	100% owned by Fair Isaac Asia Holdings, Inc.

(8)	100% owned by Fair Isaac International UK Corporation

(9)	100% owned by Fair Isaac UK Holdings, Inc.

(10)	100% owned by Fair Isaac UK Group Limited

(11)	100% owned by Dash Optimization Limited

(12)	100% owned by London Bridge Software Holdings Limited